Exhibit 99.1

EDITORIAL CONTACTS:                                                            PRGP06026

Amy Flores

+1 650 752 5303

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports Third Quarter 2006 Results

PALO ALTO, Calif., Aug. 14, 2006 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.42 billion for the third fiscal quarter ended July 31, 2006, 10 percent above one year ago. Revenues during the quarter were $1.45 billion, 17 percent above last year. Third quarter GAAP income from continuing operations was $233 million, or $0.55 per diluted share, compared with $54 million, or $0.10 per share, in last year’s third quarter.

Included in GAAP results are $86 million of charges related principally to the spinoff of Verigy Ltd. and the reduction of Agilent’s infrastructure costs. Excluding these charges, $21 million of non-cash stock compensation expenses, and $145 million of net gains from the sale of assets and other items, Agilent reported third quarter adjusted net income of $195 million, or $0.46 per share. On a comparable basis, the company earned $95 million, or $0.19 per share, one year ago.(1)

“Agilent performed well in the third quarter of 2006,” said Bill Sullivan, Agilent president and chief executive officer. “Revenues were above expectations because of 10 percent year-to-year growth in the continuing operations of Agilent and the sustained strength of Verigy. Adjusted earnings per share were four cents above the high end of our guidance, and more than double last year’s results, because of higher-than-expected revenues and great operating discipline across the businesses.”

Sullivan noted that gross margins reached record levels during the quarter, and that the company’s 27 percent Return on Invested Capital(2) also represented a new high. “During the quarter, we also brought Verigy to market via an initial public offering, and preparations for a fiscal year-end spinoff of Verigy are on schedule.”

Sullivan added, “While remaining vigilant about the economic environment, Agilent’s focus going forward is to leverage the robust operating model we’ve built through higher sustainable growth.”

Looking ahead, Agilent (including Verigy) expects fourth quarter fiscal 2006 revenues of $1.48 billion to $1.53 billion, up 5 to 9 percent from last year. Adjusted net income is expected to be in the range of $0.50 to $0.55 per share(3), nearly double last year’s comparable earnings.

Segment Results

Bio-Analytical Measurement(4)

($ millions except where noted)

	Q3:F06	Q3:F05	Q2:F06
Orders	387	348	401
Revenues	391	341	372
Gross Margin, %	54%	49%	50%
Income from Operations	60	42	45
Segment Assets	901	734	925
Return On Invested Capital(2), %	26%	27%	21%

Bio-Analytical Measurement gained momentum during the third quarter, reflecting the strength of its new product portfolio and a diversified, global customer base. Orders of $387 million were 11 percent above last year, and up about 10 percent in local currency terms. Life Sciences orders were up 13 percent, while Chemical Analysis orders were 10 percent above one year ago. Geographically, robust growth in Asia and Europe was balanced by single-digit growth in the Americas due to ongoing weakness from traditional large pharmaceutical customers. Revenues of $391 million were 15 percent above last year as new product deliveries accelerated.

Segment income from operations of $60 million was $18 million above last year. Gross margins improved by 5 points, while operating expenses for acquisitions, new product introductions and incremental investments grew slightly ahead of revenues. The third quarter’s 15 percent operating margin was about 3 points better than last year and a new third-quarter high. Segment Return On Invested Capital(2) was about the same as last year due to the impact of acquisitions.

Electronic Measurement(4)

($ millions except where noted)

	Q3:F06	Q3:F05	Q2:F06
Orders	838	807	875
Revenues	848	783	867
Gross Margin, %	58%	53%	55%
Income from Operations	125	77	120
Segment Assets	2,175	2,192	2,213
Return On Invested Capital(2), %	24%	15%	23%

Third quarter Electronic Measurement orders of $838 million were up 4 percent from last year. Communications test orders were up 2 percent, with wireless test up 5 percent due to strength in Asia / Pacific and in R&D test demand. Wireline test orders were down 13 percent due to continued softness in router test and operations support solutions. General purpose test orders were up 7 percent from one year ago, with particular strength across the oscilloscopes product line and in electronic manufacturing test. Revenues of $848 million were 8 percent above last year.

Third quarter income from operations of $125 million was up $48 million on a $65 million increase in revenues. Gross margins improved 5 points to 58 percent, while segment operating expenses moved in line with revenues. Segment operating margin of 15 percent was 5 points above last year while ROIC(2) improved 9 points to 24 percent based on better operating margins and reductions in working capital.

Verigy Ltd.

($ millions except where noted)

	Q3:F06	Q3:F05	Q2:F06
Orders	199	145	312
Revenues	214	117	192
Gross Margin, %	50%	32%	48%
Income from Operations	44	(18)	29

Note: In the third quarter, Verigy, a subsidiary of Agilent comprised of its semiconductor test systems business, completed the initial public offering of a minority interest of 15 percent. Agilent intends to distribute the remaining 85 percent of Verigy shares to Agilent stockholders immediately prior to the close of its current fiscal year. After distribution, the related operating results of Verigy will be reflected as discontinued operations. For additional information on Verigy’s standalone results, which differ in certain respects from Agilent’s presentation of Verigy as one of its segments, see Verigy’s third quarter 2006 press release issued today at http://investor.verigy.com.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 20,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.1 billion in fiscal 2005. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its third quarter FY2006 financial results on a conference call with investors beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2006 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through August 21, 2006. The replay number is +1 888 286 8010, or international callers may dial +1 617 801 6888; enter pass code 24627398.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability (on a segment and consolidated basis); the pace of new product introductions and future demand for the Company’s products and services; the completion of the spinoff of the Company’s Semiconductor Test Solutions business, Verigy Ltd.; and guidance for the fourth quarter of fiscal year 2006. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products and technologies; and changes in the planned spinoff of Verigy.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business, the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended Oct. 31, 2005. Forward-looking statements are based on the beliefs and assumptions of

Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Adjusted net income is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, retirement plan curtailment gains, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q406 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

(4) Historical segment data have been restated to correspond to current presentation.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2006	2005	Inc/(Dec)

Orders	$1,424	$1,300	10%

Net revenue	$1,453	$1,242	17%

Costs and expenses:
Cost of products and services	662	646	2%
Research and development	186	183	2%
Selling, general and administrative	463	378	22%
Gain on sale of Palo Alto headquarters	(65)	—	(100)%
Total costs and expenses	1,246	1,207	3%

Income from continuing operations	207	35	491%

Other income (expense), net	44	25	76%

Income from continuing operations before taxes and equity income	251	60	318%

Provision for taxes	18	19	(5)%

Income from continuing operations before equity income	233	41	468%

Equity income from Lumileds	—	13	(100)%

Income from continuing operations	233	54	331%

Income from and gain (loss) on sale of discontinued operations, net	(6)	50	(112)%

Net income	$227	$104	118%

Net income per share- basic:
Income from continuing operations	$0.57	$0.11
Income from and gain on sale of discontinued operations, net	(0.02)	0.10
Net income per share- basic	$0.55	$0.21

Net income per share- diluted:
Income from continuing operations	$0.55	$0.10
Income from and gain on sale of discontinued operations, net	(0.01)	0.10
Net income per share- diluted	$0.54	$0.20

Weighted average shares used in computing net income (loss) per share:
Basic	412	494
Diluted	421	499

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the third quarter of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $21 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2006	2005	Inc/(Dec)

Orders	$4,365	$3,791	15%

Net revenue	$4,220	$3,732	13%

Costs and expenses:
Cost of products and services	2,018	1,905	6%
Research and development	572	547	5%
Selling, general and administrative	1,387	1,165	19%
Gain on sale of Palo Alto headquarters and San Jose site	(121)	—	(100)%
Total costs and expenses	3,856	3,617	7%

Income from operations	364	115	217%

Other income (expense), net	139	60	132%

Income from continuing operations before taxes and equity income	503	175	187%

Provision for taxes	61	53	15%

Income from continuing operations before equity income	442	122	262%

Equity income from and gain on sale of Lumileds	901	36	2403%

Income from continuing operations	1,343	158	750%

Income from and gain on sale of discontinued operations, net	1,815	144	1160%

Net income	$3,158	$302	946%

Net income per share- basic:
Income from continuing operations	$3.07	$0.32
Income from and gain on sale of discontinued operations, net	4.14	0.29
Net income per share- basic	$7.21	$0.61

Net income per share- diluted:
Income from continuing operations	$3.00	$0.32
Income from and gain on sale of discontinued operations, net	4.05	0.29
Net income per share- diluted	$7.05	$0.61

Weighted average shares used in computing net income per share:
Basic	438	492
Diluted	448	497

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the first nine months of of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $82 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	July 31,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$2,249	$2,226
Short term investments	—	25
Accounts receivable, net	853	753
Inventory	705	722
Other current assets	412	298
Current assets of discontinued operations	—	423
Total current assets	4,219	4,447

Property, plant and equipment, net	822	873
Goodwill and other intangible assets, net	481	362
Other assets	602	628
Restricted cash and cash equivalents	1,605	22
Non-current assets of discontinued operations	—	419
Total assets	$7,729	$6,751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$425	$344
Employee compensation and benefits	422	542
Deferred revenue	292	247
Income and other taxes payable	381	474
Other accrued liabilities	159	179
Current liabilities of discontinued operations	—	150
Total current liabilities	1,679	1,936

Long-term debt	1,500	—
Retirement and post-retirement benefits	266	383
Other long-term liabilities	492	351
Total liabilities	3,937	2,670

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 534 million shares at July 31, 2006 and 512 million shares at October 31, 2005 issued	5	5
Treasury stock at cost; 125 million shares at July 31, 2006 and 9 million shares at October 31, 2005	(4,469)	(290)
Additional paid-in capital	6,543	5,878
Retained earnings (accumulated deficit)	1,695	(1,463)
Accumulated other comprehensive income (loss)	18	(49)
Total stockholders’ equity	3,792	4,081
Total liabilities and stockholders’ equity	$7,729	$6,751

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Nine months	Three months
	ended	ended
	July 31,	July 31,
	2006	2006
Cash flows from operating activities:
Net income	$3,158	$227
Less : Income from and gain (loss) on sale of discontinued operations, net	1,815	(6)
Income from continuing operations	1,343	233

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134	45
Deferred taxes	(9)	10
Excess and obsolete inventory-related charges	44	9
Asset impairment charges	26	4
Net gain on sale of investments	(9)	—
Gain on sale and undistributed equity in net income of Lumileds	(901)	—
Net gain on sale of assets	(111)	(60)
Share based compensation	82	21
Pension curtailment and settlements	(28)	(28)
In process R&D	2	—
Changes in assets and liabilities:
Accounts receivable	(90)	(8)
Inventory	(27)	(2)
Accounts payable	89	5
Employee compensation and benefits	(119)	(87)
Income taxes and other taxes payable	(80)	(8)
Other current assets and liabilities	(23)	(30)
Other long-term assets and liabilities	(97)	(39)
Net cash provided by operating activities of continuing operations(a):	226	65
Net cash provided by operating activities of discontinued operations	7	—
Net cash provided by operating activities	233	65

Cash flows from investing activities:
Investments in property, plant and equipment	(165)	(60)
Proceeds from the sale of property, plant and equipment	205	116
Investment in equity securities	(5)	(1)
Proceeds from sale of Lumileds and other investments	966	6
Increase in restricted cash and cash equivalents	(1,583)	(3)
Payment of loan receivable	50	—
Net proceeds from sale of discontinued operations	2,509	(6)
Proceeds from sale of short-term investments	25	—
Purchase of minority interest, primarily Yokogawa Analytical Systems	(104)	(6)
Acquisition of businesses and intangible assets, net of cash acquired	(30)	(6)
Net cash provided by investing activities of continuing operations:	1,868	40
Net cash used in investing activities of discontinued operations:	(6)	—
Net cash provided by investing activities	1,862	40

Cash flows from financing activities:
Issuance of common stock under employee stock plans	513	65
Treasury stock repurchases	(4,179)	(701)
Net proceeds from sale of subsidiary stock	121	121
Proceeds from term facility	700	—
Repayment of term facility	(700)	—
Debt issuance costs	(25)	—
Cash distribution to minority interest in consolidated joint venture	(16)	—
Long-term debt	1,500	—
Net cash used in financing activities of continuing operations:	(2,086)	(515)

Effect of exchange rate movements	14	2

Net increase (decrease) in cash and cash equivalents	23	(408)

Cash and cash equivalents at beginning of period	2,226	2,657

Cash and cash equivalents at end of period	$2,249	$2,249

(a) Cash payments included in operating activities:
Restructuring	136	43
Income tax payments	143	18

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2006	EPS	2005	EPS	2006	EPS	2005	EPS

Net income per GAAP	$227	$0.54	$104	$0.20	$3,158	$7.05	$302	$0.61
Less income from and gain (loss) on sale of discontinued operations	(6)	(0.01)	50	0.10	1,815	4.05	144	0.29
Income from continuing operations	$233	$0.55	$54	$0.10	$1,343	$3.00	$158	$0.32
Non-GAAP adjustments:
Restructuring and asset impairment	40	0.10	35	0.07	144	0.32	42	0.08
Business disposal and infrastructure reduction costs	46	0.10	—	—	111	0.25	—	—
Gain on sale of Palo Alto headquarters and San Jose site	(65)	(0.15)	—	—	(121)	(0.27)	—	—
Retirement plans curtailment gains	(28)	(0.07)	—	—	(28)	(0.06)	—	—
Gain on sale of assets	—	—	—	—	—	—	(10)	(0.02)
Equity income from and gain on sale of Lumileds	—	—	(13)	(0.02)	(901)	(2.01)	(36)	(0.07)
Share-based compensation expense	21	0.05	—	—	82	0.18	—	—
Donation to Agilent foundation	—	—	—	—	—	—	10	0.02
Income from Foreign Sales Corporation Tax Study	(13)	(0.03)	—	—	(13)	(0.03)	—	—
Unallocated SPG corporate charges	—	—	32	0.06	13	0.03	100	0.20
Other, principally other intangibles	8	0.02	(1)	—	11	0.02	12	0.02
Adjustment for taxes	(47)	(0.11)	(12)	(0.02)	(114)	(0.25)	(26)	(0.05)
Adjusted net income	$195	$0.46	$95	$0.19	$527	$1.18	$250	$0.50

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things,  the impact of the sale of our businesses and investments from the results of the sales of our products. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services).  These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as restructuring charges and sales of investments can have a material impact on our cash flows and net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

Reconciliation of ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent	BAM	EM	BAM	EM
	Q3’06	Q3’06	Q3’06	Q2’06	Q2’06	Q3’05	Q3’05
Numerator:
Adjusted income from operations	$60	$125	$231	$45	$120	$42	$77
Less:
Taxes and Other (income)/expense	16	27	56	12	24	6	10

Segment return	44	98	175	33	96	36	67

Segment return annualized	$176	$392	$700	$132	$384	$144	$268

Denominator:
Segment assets (a)	$901	$2,175	$3,429	$925	$2,213	$734	$2,192
Less:
Net current liabilities (b)	$239	$543	$847	242	565	188	430
Invested capital	$662	$1,632	$2,582	$683	$1,648	$546	$1,762

Average invested capital	$673	$1,640	$2,577	$633	$1,682	$532	$1,841

ROIC	26%	24%	27%	21%	23%	27%	15%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)          Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(b)         Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Note:  For Agilent’s total return, see reconciliation between GAAP net income and adjusted net income on Page 5.

Historical amounts were reclassified to conform with current period presentation.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.